SUMMARY PROSPECTUS FOR NEW INVESTORS AUGUST 19, 2026

TIAA Access

An individual and group variable annuity contracts funded through TIAA Separate Account VA-3 of Teachers Insurance and Annuity Association of America

Levels P, 1, 2, 3, 4

This Summary Prospectus summarizes key features of TIAA Access individual and group variable annuity contracts (“Contract”), which are funded through the TIAA Separate Account VA-3 (the “Separate Account”). Before you invest, you should also review the prospectus for the Contract, which contains more information about its features, benefits and risks. You can find this document and other information about the Contract on our website at: www.tiaa.org/access_pro and you can also obtain this information at no cost by calling: 800-842-2252 or by sending an email request to: disclosure@tiaa.org.

The Contract is a tax-deferred variable annuity, which is generally offered to individuals and groups that are employees of colleges, universities, other educational and research organizations, and other governmental and nonprofit institutions. You or Your Employer can purchase this Contract in connection with tax-qualified pension plans under Internal Revenue Code (“IRC”) sections 401(a)/403(a) (including 401(k) plans), and plans under IRC sections 403(b), 414(d), 415(m), 457(b), or 457(f). Generally, you will be enrolled in the Contract when we receive a completed application or enrollment form in Good Order together with submitting an initial premium.

Subject to the terms of the Contract, if you are a new investor in the Retirement Annuity, Supplemental Retirement Annuity, or Group Supplemental Retirement Annuity Contracts, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract value. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

Additional general information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s (“SEC”) staff and is available at www.Investor.gov.

This prospectus describes the TIAA Access variable annuity. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, sales representative, or anyone else is authorized to give

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any information or to make any representation in connection with this offering other than those contained in this prospectus. If anyone does offer you such information or representations, you should not rely on them.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of contents

Special terms used in this Summary Prospectus	4	Making withdrawals: accessing the money in your Contract	17

Overview of the Contract	6

		Additional information about fees	17

Important Information you should consider about the Contract	10	Appendix A—Funds available under the Contract	22

Benefits available under the Contracts	14

Buying the Contract	16

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Special terms used in this Summary Prospectus

The terms and phrases below are defined so you will know how they are used in this prospectus. To understand some definitions, you may have to refer to other defined terms.

Accumulation. The total value of your accumulation units under the Contract.

Accumulation Period. The period during which Investment Account accumulations are held under a contract prior to their being annuitized or otherwise paid out. Sometimes referred to herein as the “accumulation phase.”

Accumulation Unit. A share of participation in an Investment Account for someone in the accumulation period. An Investment Account has its own accumulation unit value, which changes each Valuation Day.

Annuitant. The natural person whose life is used in determining the annuity payments to be received. You are the annuitant under the Contract.

Annuity Partner. The person you name, if you choose to receive income under a two-life annuity, to receive an income for life if he or she survives you. In some Contracts, this person is referred to as the second annuitant.

Beneficiary. Any person or institution you name, in a form satisfactory to us, to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the end of any guaranteed period.

Business Day. Any day the New York Stock Exchange (“NYSE”) or its affiliated exchanges NYSE Arca Equities or NYSE American (collectively with NYSE, the “NYSE Exchanges”) is open for trading. A Business Day generally ends at 4 p.m. Eastern Time or when trading closes on the NYSE Exchanges, if earlier. A Business Day may end early only as of the latest closing time of the regular (or core) trading session of any of the NYSE Exchanges.

Contract(s). The individual and group variable annuity contracts, including your certificate and any endorsements under the Contract.

CREF. The College Retirement Equities Fund, a companion organization to TIAA is a variable annuity, which is described in a separate prospectus that you may obtain by calling 877-518-9161 or by visiting our website at: www.tiaa.org/public/prospectuses.

CREF Account(s). Accounts that are available as investment options under a CREF variable annuity contract. Each CREF Account has its own investment objective and risks.

Employer. Your employer is the organization that may remit premiums you paid under the Contract.

Fund(s) or Underlying Fund(s). An investment company that is registered with the SEC in which an Investment Account invests. The Funds available

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under the Contract, subject to your employer’s plan, are listed in “Appendix A—Funds Available under the Contract” in this prospectus.

Good Order. Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application (or complete request for redemptions, transfers, or withdrawals of payment of death or other benefits) and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction. In addition, it is also possible that if we are unable to reach you to obtain additional or missing information relating to incomplete applications, or transaction requests are not in good order, the transaction may be cancelled.

Guaranteed Period. The period during which annuity payments remaining due after your death and the death of your annuity partner, if any, will continue to be paid to the payee named to receive them.

Investment Account. This term describes a subaccount of the separate account, which invests its assets exclusively in a corresponding fund. This term does not include the TIAA Real Estate Account, the TIAA Traditional Annuity, and the CREF accounts. Not all Investment Accounts listed in this prospectus are available to you as an investment option and are subject to your employer’s plan.

NYSE. The New York Stock Exchange.

Premiums. Monies remitted under a Contract to purchase accumulation units.

Separate Account. The TIAA Separate Account VA-3 of Teachers Insurance and Annuity Association of America (“TIAA Access Account”) is designated as “VA-3” and was established by TIAA in accordance with New York law to provide benefits under your Contract and other Contracts. The assets and liabilities of TIAA Separate Account VA-3 are segregated from the assets and liabilities of the general account, and from the assets and liabilities of any other TIAA separate accounts.

Teachers Insurance and Annuity Association of America. Referred to as TIAA throughout this prospectus. The terms “TIAA,” “we,” “us,” and “our” are used interchangeably and all refer to Teachers Insurance and Annuity Association of America.

TIAA Traditional Annuity. A fixed annuity offered by TIAA. Subject to certain restrictions, you may transfer accumulation units under this Contract to the TIAA Traditional Annuity.

You or Your. This means any contract owner or any prospective contract owner. In certain instances, in accordance with the terms of your employer

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plan, your employer may exercise or limit certain rights under your Contract or certificate.

Valuation Day. Any Business Day as well as the last day of each calendar month.

Overview of the Contract

Purpose of the Contract

The Contract is a tax-deferred variable annuity contract. It is designed for retirement planning purposes and to help you accumulate assets through investments in the underlying Investment Accounts. You make investments in the Contract’s Investment Accounts during the Accumulation Period. The value of your investments or Accumulation is used to calculate your benefits under the Contract. At the end of the accumulation phase, we use your Accumulation to calculate the payments that we make during the annuity period. These payments can provide or supplement your retirement income. Generally speaking, the longer your accumulation phase, the greater your Accumulation may be for setting your annuity payouts. The Contract includes a standard death benefit to help financially protect your designated Beneficiary.

This Contract may be appropriate for you if you have a long investment time horizon. Any withdrawals made during the accumulation phase will reduce the Accumulation in your Contract. Because withdrawals will be subject to ordinary income tax and may be subject to a 10% premature distribution tax penalty on early withdrawals if taken before age 59 1⁄2, the Contract is not intended for individuals who may need to access invested funds within a short-term timeframe or on a frequent basis. In addition, the Contract is not intended for individuals who intend to engage in frequent transfers of the Investment Accounts.

Your financial goal in acquiring the Contract should be consistent with a long-term insurance product for retirement income or other long-term investment purposes offering the prospect of investment growth through payment of Premiums.

Phases of the Contract

The Contract has two phases: (1) an accumulation phase (for savings) and (2) an annuity phase (for income).

Accumulation phase

During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. Premium payments made during the accumulation phase are subject to your employer’s plan and IRC limits and may continue until the annuity starting date.

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To accumulate value during the accumulation phase, you may allocate your Premiums and earnings in the Investment Accounts of the Separate Account that are available under your employer’s plan, which, in turn, invest in one or more of the Underlying Funds that have different investment strategies, objectives and risk profiles. You may allocate all or part of your Premiums and Contract value to the Investment Accounts, the TIAA Traditional Annuity and the TIAA Real Estate Account. Amounts that you allocate to Investment Accounts will increase or decrease in dollar value depending in part on the investment performance of each Underlying Fund in which such Separate Account invests.

You bear the risk of any decline in your Accumulation of your Contract resulting from the performance of the Underlying Funds you have chosen. Your Accumulation could decline significantly, and there is a risk of loss of the entire amount invested. You should consider the investment objectives, risks, and charges and expenses of each Underlying Fund carefully before making an investment decision. Additional information about each Underlying Fund is provided in “Appendix A—Funds available under the Contract.”

Annuity phase

You enter the income phase when you annuitize your Contract. The annuity phase, also referred to as the annuity period, occurs after the annuity starting date and when you or a second Annuitant begin receiving regular annuity payments from your Contract. During the annuity phase, you will receive a stream of fixed income payments for the annuity payout period of time you elect. Subject to the provisions under your Contract and your employer’s plan, you can elect any one of the following payment income options to receive annuity payments: (1) one-life annuity with or without a Guaranteed Period; (2) annuity for a fixed period; (3) two-life annuities; (4) a minimum distribution; and (5) lump-sum payments.

Please note that when you annuitize, your Accumulation will be converted to income payments. If you elect partial annuitization, you may apply a portion of your Accumulation to one of the income options that we offer, while the remainder of your Accumulation can remain invested in your Investment Accounts. If you annuitize your entire Accumulation, generally, you will no longer be able to make withdrawals from your Contract and all accumulation phase benefits terminate, including the death benefit.

Subject to the provisions of your employer’s plan, you may elect an Income Test Drive, an optional feature that provides variable payments to you for a 2 year period by taking withdrawals from your Contract. (See “Income Test Drive,” below.)

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Contract features

The Contract provides for the Accumulation of retirement savings and income. The Contract offers income, death benefit protection and various payout options.

Accessing Your Money. Before your Contract is annuitized, you can take withdrawals from your Contract. Withdrawals will reduce your account value, will be subject to ordinary income tax and may be subject to a 10% premature distribution tax penalty if you take a withdrawal before age 59 1⁄2.

Internal Transfers. Subject to the provisions under your Contract, you may transfer Accumulation Units, generally not less than $1,000, from one Investment Account to another Investment Account or to your companion TIAA contract, either the TIAA Traditional Annuity or the TIAA Real Estate Account. Internal transfers may be restricted to not more than one transfer in a calendar quarter and may be subject to a redemption charge by the Underlying Funds.

Tax Treatment. You can transfer money between Investment Accounts without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only upon: (1) making a withdrawal; (2) surrender of the Contract; (3) receipt of an income payment from the Contract; or (4) payment of a death benefit.

Death Benefits. The Contract includes a standard death benefit, which will pay a death benefit to your designated Beneficiary at the time of your death.

Loans. To the extent your employer’s plan provides and in accordance with certain other conditions, you may request a loan from your available Investment Account Accumulation. The loan must be requested before your annuity starting date. The loan will be issued in accordance with the terms of a loan agreement and the loan agreement will describe the terms, conditions and any fees or charges for the loan.

Additional benefits

Systematic Withdrawals. Subject to the provisions under your Contract, you may have withdrawals redeemed from one or more of the Investment Accounts on a systematic basis. Systematic withdrawals are generally subject to a minimum amount of $100 and may be scheduled to be paid semi-monthly, monthly, quarterly, semi-annually or annually. Systematic withdrawals may be subject to a redemption charge, which may be imposed by the Underlying Funds and not by TIAA or the Separate Account. Withdrawals will lower your Accumulation, will be subject to ordinary income tax and may be subject to a 10% premature distribution tax penalty if taken before age 59 1⁄2.

Systematic Transfers. Subject to the provisions under your Contract, systematic transfers are generally subject to a minimum amount of $100. Systematic transfers may be scheduled semi-monthly, monthly, quarterly, semi-

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annually or annually. Systematic transfers may be subject to a redemption charge, which may be imposed by the Underlying Funds and not by TIAA or the Separate Account.

Systematic Withdrawals to Pay Advisory Fees. Subject to the provisions under your Contract, you may authorize a series of systematic withdrawals to pay the fees of your financial advisor. Withdrawals will lower your Accumulation.

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Important information you should consider about the Contract

Location in Prospectus
FEES, EXPENSES AND ADJUSTMENTS

Are There Charges for Early Withdrawals?	No, the Contract does not impose a withdrawal charge, but the Underlying Funds may impose a fee in connection with a withdrawal from an Investment Account.			Withdrawals and surrenders
Are There Transaction Charges?	No, the Contract does not impose a transfer charge but the Underlying Funds may impose transfer fees. Further, loan fees may apply if your employer’s plan provides for loans and you request one.			Transfers and access to your money Loans
Are there Ongoing Fees and Expenses (annual charges)?	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. The fees and expenses in the table do not reflect any advisory fees you may elect to pay to financial intermediaries. Please refer to your plan documents for information about the specific fees you will pay each year based on the options you have elected.

	Annual Fee	Minimum	Maximum
	Base Contract (varies by Contract Levels P, 1–4)[1]	0.075%²	0.75%²	What are the charges and expenses of the Contract?

	Investment Options (Underlying Fund fees and expenses)	0.02%³	1.06%³	Appendix A—Funds available under the Contract
	Optional benefits available for an additional charge (for a single optional benefit, if elected)[4]	None	None	Transfers and access to your money

¹ A Level P Contract will have the lowest minimum Annual Base Contract Fee and a Level 4 Contract will have the highest maximum Annual Base Contract Fee.

² As a percentage of average Accumulation. The contractual maximum fee is 2.00%.

³ As a percentage of fund assets (after contractual fee waiver/expense reimbursements, if applicable).

[4] There is no charge for any elected optional benefit under your Contract.

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Location in Prospectus
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract.
	Lowest Annual Costs: $95	Highest Annual Cost: $1,673

Assumes:

•

Investment of $100,000

•

5% annual appreciation

•

Least expensive combination of Contract Levels[1] and Underlying Fund fees and expenses

•

No optional benefits

•

No sales charges or advisory fees

•

No additional purchase payments, transfers or withdrawals

Assumes:

•

Investment of $100,000

•

5% annual appreciation

•

Most expensive combination of Contract Levels,[2] optional benefits[3] and Underlying Fund fees and expenses

•

No sales charges or advisory fees

•

No additional purchase payments, transfers or withdrawals

[1] Includes the lowest annual cost of a Contract Level, which is a Level P Contract.

[2] Includes the highest annual cost of a Contract Level, which is a Level 4 Contract.

[3] There is no charge for any elected optional benefit under your Contract.

RISKS
Is there a Risk of Loss from Poor Performance?	You can lose money by investing in your Contract, including loss of principal.		Principal risks of investing in the Contract

Is This a Short-Term Investment?

•

The Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.

•

Subject to your employer’s plan, investors may not be able to redeem their Accumulation from their Contract, except under limited circumstances. If redemptions are permitted, those redemptions could result in taxes and tax penalties.

•

The benefits of a tax deferred product, adding Premiums over time to the value of your Contract and income earned over the long-term means the Contract is generally more beneficial to investors with a long-term horizon.

•

If you make a withdrawal, it will reduce the value of your Contract and the amount of money you will receive when you annuitize and may also result in taxes and penalties.

Principal risks of investing in the Contract

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Location in Prospectus
What Are the Risks Associated with Investment Options?

•

An investment in the Contract is subject to the risk of poor investment performance. Performance can vary depending on the performance of the investment options that you choose under the Contract (e.g., Underlying Funds).

•

Each investment option (including any fixed account investment option) has its own unique risks.

•

You should review the investment options before making an investment decision.

Principal risks of investing in the Contract
What Are the Risks Related to the Insurance Company?	An investment in the Contract is subject to risks related to TIAA, and any obligations, guarantees or benefits of the Contract are subject to TIAA’s claims-paying ability. More information about TIAA, including its financial strength ratings, is available by visiting our website at www.tiaa.org/public/.	Principal risks of investing in the Contract
RESTRICTIONS
Are There Restrictions on the Investments Options?

•

Not all of the Underlying Funds listed in this prospectus under “Appendix A—Funds available under the Contract” may be available under your employer’s plan. You may only invest in those Underlying Funds under the terms of your employer’s plan.

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Your employer’s plan may impose additional restrictions, including restrictions on allocations of Premiums and transfers of Accumulation. Please see your employer’s plan.

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We reserve the right to stop accepting additional purchase payments.

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We have adopted policies and procedures to discourage market timing and frequent transaction activity and to control certain transfer activity.

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We reserve the right to limit transfers and exchanges into or out of an Investment Account in circumstances of frequent activity.

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No, TIAA generally does not restrict the amount or frequency of payment of Premiums to your Contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. We reserve the right to limit to $300,000 the total Premiums paid on your Contract and any other TIAA annuity contract on your life in any twelve-month period. In addition, the IRC limits the total annual Premiums you may invest in plans qualified for favorable tax treatment. TIAA will not accept Premiums after your annuity starting date or death.

The Investment Accounts Appendix A—Funds available under the Contract The Investment Accounts Market Timing and Excessive Trading Policy Market Timing and Excessive Trading Premium
Are There Any Restrictions on Contract Benefits?	• To the extent any optional benefits are available under your Contract, they are subject to a minimum dollar amount.	Transfers and access to your money

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Location in Prospectus

TAXES

What Are the Contract’s Tax Implications?

•

You should consult with a tax professional to determine the tax implications of an investment in and purchase payments received under the Contract.

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Generally, you are not taxed until you make a withdrawal from the Contract. Withdrawals on your Contract will be subject to ordinary income tax and may be subject to a 10% premature distribution tax penalty if taken before age 59 1⁄2.

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Subject to your employer’s plan, premium taxes may apply with respect to the Contract.

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If you purchase the Contract through a tax-qualified plan, you do not get any additional tax benefit.

Possible Adverse Tax Consequences Taxation on withdrawals Premium Taxes Tax Deferral
CONFLICTS OF INTEREST

How are Investment Professionals Compensated?	Your TIAA financial professional has an incentive to recommend products or services available through TIAA, including this Contract, that increase his or her compensation (in the form of an additional cash benefit, e.g., a bonus) and the compensation to TIAA and its affiliates. As such, your TIAA financial professional has a conflict of interest when they offer or recommend this Contract over another investment. Learn more about our compensation practices and related conflicts of interest at TIAA.org/relationshipdisclosures.	Conflicts of interest
Should I Exchange My Contract?	Some TIAA financial professionals may have a financial incentive to offer you a new Contract in place of one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both Contracts, and the fees and penalties in terminating the existing Contract, that it is preferable for you to purchase the new Contract rather than continue to own the existing contract.	Conflicts of interest

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Benefits available under the Contracts

The following table summarizes information about the benefits available under the Contracts.

Name of benefit Purpose	Standard/ Optional	Maximum fee	Brief description of restrictions/limitations
Death benefit

The amount of the death benefit is the Accumulation on the Valuation Day that we authorize payment of the death benefit.	Standard	None	• Withdrawals could significantly reduce the death benefit.
Lump-sum benefit

Subject to the provisions under your Contract, you may redeem Accumulation Units generally not less than $1,000 from one or more of the Investment Accounts.	Optional	None

•

Subject generally to a minimum amount of $1,000.

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A lump-sum benefit will not be available before the earliest date permitted under your employer’s plan.

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The portion of your Accumulation available to you as a lump-sum benefit may be limited by your employer’s plan.

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If you are married and if some or all of your Accumulation is subject to ERISA, your right to receive a lump-sum benefit is subject to the rights of your spouse.

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Withdrawals will lower your Contract value, will be subject to ordinary tax and may be subject to a 10% premature distribution tax penalty if taken before age 59 1⁄2.

Systematic Withdrawals

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Name of benefit Purpose	Standard/ Optional	Maximum fee	Brief description of restrictions/limitations
Subject to the provisions under your Contract, you may redeem Accumulation Units generally not less than $100 from one or more of the Investment Accounts on a systematic basis.	Optional	None

•

Subject generally to a minimum amount of $100.

•

May be paid semi-monthly, monthly, quarterly, semi-annually or annually.

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If you are married and if some or all of your Accumulation is subject to ERISA, your right to receive a lump-sum benefit is subject to the rights of your spouse.

•

Withdrawals will lower your Contract value, will be subject to ordinary income tax and may be subject to a 10% premature distribution tax penalty if taken before age 59 1⁄2.

Systematic Internal Transfers

Subject to the provisions under your Contract, you may internally transfer Accumulation Units generally not less than $100 from one Investment Account to another Investment Account or to your companion TIAA contract on a systematic basis.

	Optional	None	• Subject generally to a minimum amount of $100 and may be subject to a redemption charge. • Internal transfers may be scheduled semi-monthly, monthly, quarterly, semi-annually or annually.
Systematic Withdrawals to Pay Financial Advisory Fees

Subject to the provisions under your Contract and in certain situations, as agreed to between you and a registered investment adviser, you can set up a program to have money withdrawn directly from your Contract to pay your advisor.

	Optional	None

•

Systematic withdrawals to pay financial advisory fees are subject special rules.

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We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement.

•

The amount withdrawn is subject to a minimum amount of $100.

•

Withdrawals will lower your Contract value.

•

You should consult a qualified tax advisor regarding the tax treatment of the payment of adviser fees from your Contract.

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Buying the Contract

The Contract is a tax-deferred variable annuity, which is generally offered to individuals and groups that are employees of colleges, universities, other educational and research organizations, and other governmental and nonprofit institutions. You or Your Employer can purchase a Contract in connection with tax-qualified pension plans under Internal Revenue Code (“IRC”) sections 401(a)/403(a) (including 401(k) plans), and plans under IRC sections 403(b), 414(d), 415(m), 457(b), or 457(f). Generally, we will issue a Contract when we receive a completed application or enrollment form in Good Order together with the initial premium.

“Good Order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require.

If your application is incomplete and we do not receive the necessary information and signed application in Good Order within five Business Days of our receipt of the initial premium, we will return the initial premium at that time. In most cases, TIAA accepts Premiums to the Contract during your Accumulation Period. Once your initial premium has been paid, your TIAA Contract cannot lapse or be forfeited for nonpayment of Premiums.

Minimum initial and subsequent premiums

Initial Premium. The minimum initial premium generally must be at least $100.

Subsequent premiums. Subsequent premium payments may be in any amount not less than $100, subject to your employer’s plan and IRC limits and may continue until the annuity starting date. Premiums received before the close of the Business Day (typically 4:00 pm eastern) will be credited that Business Day. Premiums received after the close of the Business Day will be credited the next Business Day. Once your initial premium has been paid, your Contract cannot lapse or be forfeited for nonpayment of Premiums.

Currently, TIAA does not restrict the amount or frequency of Premiums contributed to your Contract, although it reserves the right to impose restrictions. TIAA reserves the right to limit to $300,000 the total Premiums paid on this and any other TIAA unit-annuity on your life in any twelve-month period. Your employer’s retirement plan may limit your premium amounts. In addition, the Internal Revenue Code (“IRC”) limits the total annual Premiums to plans qualified for favorable tax treatment.

Allocation of Premiums. Your Premiums are allocated among the available investment accounts offered under your employer’s plan and according to the most recent valid instructions we have received from you in a form acceptable to us.

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Premiums allocated to an Investment Account purchase Accumulation Units in that account. You may change your allocation for future Premiums at any time.

Restrictions and/or Limitations. We cannot accept credit cards, cash, money orders, travelers checks or digital (including virtual or crypto) currencies (e.g., Bitcoin). In addition, we will not accept a third-party check where the relationship of the payor to the contract owner cannot be identified from the face of the check.

Making withdrawals: accessing the money in your Contract

Withdrawals. You may withdraw all or part of your Contract Accumulation on or before the day your income benefits begin. We do not charge a fee on withdrawals or the surrender of your Contract. Withdrawals will lower your Accumulation and your death benefit.

A withdrawal generally must be at least $1,000 and may be up to the entire account Accumulation. If you are married and if some or all of your Accumulation is subject to ERISA, your right to receive a lump-sum benefit is subject to the rights of your spouse.

Any request for a lump-sum benefit must be made by written notice to TIAA on or before your income benefits begin. A lump-sum benefit will be effective as of the Business Day on which we receive it in a form acceptable to TIAA. TIAA reserves the right to limit lump-sum benefits from each account to not more than one in a calendar quarter. A lump-sum benefit will not be available before the earliest date permitted under your employer plan. The portion of your Accumulation available to you as a lump-sum benefit may be limited by your employer’s plan.

We usually pay the amounts of any withdrawal, death benefits or transfers from the Investment Account within 7 days after we receive, in Good Order, all applicable acceptable notices.

Withdrawals may reduce the value of your Contract, will be subject to ordinary income tax and may be subject to a penalty tax if taken under age 59 1⁄2.

Systematic Withdrawals. Systematic withdrawals generally must be at least $100 and may be scheduled to be paid semi-monthly, monthly, quarterly, semi-annually or annually. If you are married and if some or all of your Accumulation is subject to ERISA, your right to receive a lump-sum benefit is subject to the rights of your spouse. Withdrawals may reduce the value of your Contract, will be subject to ordinary income tax and may be subject to a penalty tax if taken before age 59 1⁄2.

Additional information about fees

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering, or making withdrawals from the Contract. Please refer to your plan documents for information about the specific fees you will pay each year based on the options you have elected.

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The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, request a loan, or transfer Contract value between investment options. The fees and expenses in the table do not reflect any advisory fees you may elect to pay to financial intermediaries. State premium taxes may also be deducted.

TRANSACTION EXPENSES

	Charge

Contracts	Level P	Level 1	Level 2	Level 3	Level 4
Sales load imposed on purchases (as a percentage of Premiums)	none	none	none	none	none
Deferred sales load (or surrender charge) (as a percentage of Premiums or amount surrendered, as applicable)	none	none	none	none	none
Exchange fee[1]	none	none	none	none	none
Retirement Plan Loan (Loan Origination Fee)[2]	$125	$125	$125	$125	$125
Retirement Plan Loan (Annual Maintenance Fee)[2]	$25	$25	$25	$25	$25

[1]	We do not charge an exchange fee, but we reserve the right to administer and collect a redemption fee imposed by an Underlying Fund that may impose them.
[2]	A Retirement Plan Loan includes a $75 one-time origination fee or $125 for a residential loan and a $25 annual maintenance fee.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including fund fees and expenses).

ANNUAL CONTRACT EXPENSES

Charge

Contract - Accumulation Expenses	Level P	Level 1	Level 2	Level 3	Level 4
Administrative Expense (Annual Account Fee)¹	none	none	none	none	none
Base Contract Expenses (as a percentage of average account value)	0.075%	0.10%	0.30%	0.45%	0.75%
Optional Benefit Expenses (as a percentage of average account value)¹	none	none	none	none	none

[1]	We do not charge an annual account fee nor a fee for optional benefits. However, the Base Contract Expenses include an administrative expense charge.

18	Initial Summary Prospectus ∎ TIAA Access

Charge
Contract - Payout Annuity Expenses	Level P	Level 1	Level 2	Level 3	Level 4
Administrative Expense (Annual Account Fee)¹	none	none	none	none	none
Base Contract Expenses (as a percentage of average account value)	0.34%	0.34%	0.34%	0.34%	0.34%
Optional Benefit Expenses (as a percentage of average account value)¹	none	none	none	none	none

1.	We do not charge an annual account fee nor a fee for optional benefits. However, the Base Contract Expenses include an administrative expense charge.

The next table shows the minimum and maximum total operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. A complete list of the Funds available under the Contract, including their annual expenses, may be found in this prospectus under: “Appendix A—Funds available under the Contract.”

ANNUAL FUND EXPENSES

	Minimum	Maximum
Expenses that are deducted from fund assets, including management fees, distribution and/or service (12b-1) fees and other expenses (before contractual fee waiver/expense reimbursements)	0.02%	4.29%
Expenses that are deducted from fund assets, including management fees, distribution and/or service (12b-1) fees and other expenses (after contractual fee waiver/expense reimbursements)*	0.02%	1.06%

*	Certain funds’ expenses in this table are subject to a fee waiver or an expense reimbursement arrangement. Please see, “Appendix A—Funds available under the Contract” below for additional information.

Example

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, Annual Contract Expenses, and Annual Fund Expenses. The fees and expenses in this Example do not reflect any advisory fees you may elect to pay financial intermediaries.

TIAA Access ∎ Initial Summary Prospectus	19

The Example for each Contract Level assumes that you invest $100,000 in the Contract for the time periods indicated. The Example for each Contract Level also assumes that your investment has a 5% return each year and assumes the most expensive combination of Annual Fund Expenses and elected optional benefits and the least expensive combination of Annual Fund Expenses and no elected optional benefit. We do not impose a surrender charge when you make a withdrawal nor do we charge for any elected optional benefit under the Contract. As a result, your Contract value would be the same whether or not you surrender, or annuitize at the end of the applicable time period. Although your actual costs may be higher or lower, based on these assumptions, your cost would be:

LEVEL P CONTRACT

Contract Value	1 year	3 years	5 years	10 years

Maximum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$1,163	$3,626	$6,281	$13,862

Minimum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$97	$307	$537	$1,219
LEVEL 1 CONTRACT

Contract Value	1 year	3 years	5 years	10 years

Maximum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$1,189	$3,705	$6,416	$14,151

Minimum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$123	$387	$678	$1,538
LEVEL 2 CONTRACT

Contract Value	1 year	3 years	5 years	10 years

Maximum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$1,394	$4,335	$7,491	$16,434

Minimum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$328	$1,031	$1,801	$4,063

20	Initial Summary Prospectus ∎ TIAA Access

LEVEL 3 CONTRACT

Contract Value	1 year	3 years	5 years	10 years

Maximum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$1,548	$4,805	$8,292	$18,117

Minimum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$482	$1,512	$2,636	$5,925
LEVEL 4 CONTRACT

Contract Value	1 year	3 years	5 years	10 years

Maximum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$1,855	$5,743	$9,878	$21,411

Minimum

If you surrender, annuitize or remain invested in your Contract at the end of applicable time period	$789	$2,469	$4,293	$9,569

TIAA Access ∎ Initial Summary Prospectus	21

Appendix A—Funds available under the Contract

The following is a list of Funds available under the Contract. The availability of Funds to invest in may vary by Employer and you should refer to your plan documents for the list of available Funds. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at: www.tiaa.org/access_pro. You can also request this information at no cost by calling 800-842-2252, or by sending an email request to: disclosure@tiaa.org.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Type	Fund and Adviser/Subadviser	Current expenses	Average Annual Total Returns (12/31/25)
			One year	Five year	Ten year

Fixed Income	Nuveen Bond Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.07%	7.11%	-0.45%	1.89%

Fixed Income	Nuveen Core Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.29%	7.36%	0.14%	2.57%

Equity	Nuveen Core Equity Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.40%	14.11%	13.80%	14.12%

Fixed Income	Nuveen Core Impact Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.35%	7.50%	-0.10%	2.32%

Fixed Income	Nuveen Core Plus Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.30%	7.34%	0.47%	2.84%

22	Initial Summary Prospectus ∎ TIAA Access

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Equity	Nuveen Emerging Markets Equity Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.89%		36.05%	0.61%	7.06%

Equity	Nuveen Emerging Markets Equity Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.15%		34.13%	3.87%	8.20%

Equity	Nuveen Equity Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.04%		17.07%	13.11%	14.25%

Fixed Income	Nuveen Green Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.45%	¹	6.74%	0.25%	N/A

Fixed Income	Nuveen High Yield Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.36%		8.39%	4.54%	5.92%

Fixed Income	Nuveen Inflation Linked Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.26%		7.08%	2.43%	3.15%

Fixed Income	Nuveen International Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.60%	¹	4.24%	0.61%	N/A

Equity	Nuveen International Equity Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.45%		33.33%	8.23%	8.03%

Equity	Nuveen International Equity Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.05%		31.58%	9.02%	8.36%

TIAA Access ∎ Initial Summary Prospectus	23

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Equity	Nuveen International Opportunities Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.60%		20.39%	1.78%	7.68%

Equity	Nuveen International Responsible Equity Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.33%		28.59%	8.58%	8.33%

Equity	Nuveen Large Cap Growth Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.40%		15.59%	11.51%	15.80%

Equity	Nuveen Large Cap Growth Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.05%		18.50%	15.26%	18.06%

Equity	Nuveen Large Cap Responsible Equity Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.17%		16.61%	11.93%	13.68%

Equity	Nuveen Large Cap Value Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.40%		17.49%	12.74%	10.79%

Equity	Nuveen Large Cap Value Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.05%		15.84%	11.27%	10.48%

Asset Allocation	Nuveen Lifecycle Retirement Income Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.37%	¹	11.78%	4.55%	6.23%

Asset Allocation	Nuveen Lifecycle 2010 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.36%	¹	11.42%	4.49%	6.29%

24	Initial Summary Prospectus ∎ TIAA Access

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Asset Allocation	Nuveen Lifecycle 2015 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.37%	¹	11.68%	4.67%	6.60%

Asset Allocation	Nuveen Lifecycle 2020 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.39%	¹	12.41%	5.06%	7.07%

Asset Allocation	Nuveen Lifecycle 2025 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.39%	¹	13.00%	5.59%	7.69%

Asset Allocation	Nuveen Lifecycle 2030 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.40%	¹	14.18%	6.35%	8.43%

Asset Allocation	Nuveen Lifecycle 2035 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.41%	¹	15.30%	7.19%	9.18%

Asset Allocation	Nuveen Lifecycle 2040 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.42%	¹	17.02%	8.28%	10.05%

Asset Allocation	Nuveen Lifecycle 2045 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.43%	¹	18.13%	9.01%	10.63%

Asset Allocation	Nuveen Lifecycle 2050 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.44%	¹	18.74%	9.33%	10.84%

Asset Allocation	Nuveen Lifecycle 2055 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.45%	¹	18.88%	9.44%	10.95%

TIAA Access ∎ Initial Summary Prospectus	25

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Asset Allocation	Nuveen Lifecycle 2060 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.45%	¹	19.08%	9.55%	11.06%

Asset Allocation	Nuveen Lifecycle 2065 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.45%	¹	19.19%	9.71%	N/A

Asset Allocation	Nuveen Lifecycle 2070 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.45%	¹	N/A	N/A	N/A

Asset Allocation	Nuveen Lifecycle Index Retirement Income Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	12.93%	4.79%	6.37%

Asset Allocation	Nuveen Lifecycle Index 2010 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	12.08%	4.47%	6.28%

Asset Allocation	Nuveen Lifecycle Index 2015 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	12.91%	4.95%	6.78%

Asset Allocation	Nuveen Lifecycle Index 2020 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	13.73%	5.42%	7.31%

Asset Allocation	Nuveen Lifecycle Index 2025 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	14.49%	6.02%	8.01%

Asset Allocation	Nuveen Lifecycle Index 2030 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	15.74%	6.84%	8.80%

26	Initial Summary Prospectus ∎ TIAA Access

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Asset Allocation	Nuveen Lifecycle Index 2035 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	17.00%	7.77%	9.63%

Asset Allocation	Nuveen Lifecycle Index 2040 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	18.83%	8.97%	10.58%

Asset Allocation	Nuveen Lifecycle Index 2045 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	20.11%	9.80%	11.22%

Asset Allocation	Nuveen Lifecycle Index 2050 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	20.72%	10.13%	11.46%

Asset Allocation	Nuveen Lifecycle Index 2055 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	20.93%	10.27%	11.59%

Asset Allocation	Nuveen Lifecycle Index 2060 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	21.08%	10.41%	11.72%

Asset Allocation	Nuveen Lifecycle Index 2065 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	21.22%	10.59%	N/A

Asset Allocation	Nuveen Lifecycle Index 2070 Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.10%	¹	N/A	N/A	N/A

Equity	Nuveen Quant Mid Cap Growth Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.50%		4.48%	-1.05%	8.07%

TIAA Access ∎ Initial Summary Prospectus	27

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Equity	Nuveen Mid Cap Value Opportunities Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.76%	¹	10.10%	11.46%	N/A

Equity	Nuveen Mid Cap Value Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.46%		10.22%	10.75%	8.55%

Money Market	Nuveen Money Market Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.12%		4.24%	3.17%	2.11%

Equity	Nuveen Quant Small/Mid Cap Equity Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.46%		16.20%	12.92%	N/A

Equity	Nuveen Quant Small Cap Equity Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.40%		16.48%	11.20%	11.18%

Equity	Nuveen Real Estate Securities Select Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.50%		2.09%	3.69%	6.00%

Equity	Nuveen S&P 500 Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.05%		17.82%	14.37%	14.76%

Fixed Income	Nuveen Short Duration Impact Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.35%	¹	5.91%	2.48%	N/A

Fixed Income	Nuveen Short Term Bond Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.27%		5.90%	2.72%	2.68%

28	Initial Summary Prospectus ∎ TIAA Access

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Fixed Income	Nuveen Short Term Bond Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.07%		5.30%	1.93%	1.99%

Equity	Nuveen Small Cap Blend Index Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Nuveen Asset Management, LLC (Subadviser)	0.05%		12.79%	6.17%	9.74%

Equity	Nuveen Winslow Large-Cap Growth ESG Fund (Class R6) Nuveen Fund Advisors, LLC (Investment adviser) and Winslow Capital Management, LLC (Subadviser)	0.54%	¹	13.03%	13.04%	16.52%

Specialty	Amana Growth Fund (Institutional Shares) Saturna Capital Corporation	0.61%		17.89%	12.91%	16.66%

Equity	Amana Income Fund (Institutional Class) Saturna Capital Corporation	0.76%		16.65%	11.04%	11.88%

Fixed Income	Amana Participation Fund (Institutional Shares) Saturna Capital Corporation	0.59%		6.32%	1.71%	2.63%

Equity	American Beacon Man Large Cap Growth Fund (Class R6) American Beacon Advisors, Inc. (Investment adviser) and Numeric Investors, LLC (Subadviser)	0.78%		16.25%	11.59%	14.38%

Equity	American Century Mid Cap Value Fund (Class R6) American Century Investment Management, Inc.	0.62%		9.34%	9.15%	9.43%

Equity	American Funds EUPAC Fund (Class R6) Capital Research and Management Company	0.47%		29.18%	4.59%	8.46%

Specialty	American Funds New Perspective Fund (Class R6) Capital Research and Management Company	0.40%		21.62%	9.37%	13.05%

Equity	American Funds Washington Mutual Investors Fund (Class R6) Capital Research and Management Company	0.26%		17.52%	14.31%	13.49%

Equity	Ariel Appreciation Fund (Institutional Class) Ariel Investments, LLC	0.84%		11.49%	7.90%	8.28%

TIAA Access ∎ Initial Summary Prospectus	29

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Fixed Income	BlackRock High Yield Fund (Class K) BlackRock Advisors, LLC (Investment Adviser) and BlackRock International Limited (Subadviser)	0.48%		9.45%	5.12%	6.56%

Fixed Income	BlackRock Inflation Protected Bond Fund (Class K) BlackRock Advisors, LLC (Investment Adviser) and BlackRock International Limited and BlackRock (Singapore) Limited (Subadviser)	1.04%	¹	7.05%	1.17%	3.09%

Fixed Income	BlackRock Total Return Fund (Class K) BlackRock Advisors, LLC (Investment Adviser) and BlackRock International Limited and BlackRock (Singapore) Limited (Subadviser)	0.37%		8.19%	-0.08%	2.49%

Equity	Champlain Mid Cap Fund (Institutional Class) Champlain Investment Partners, LLC	0.84%		1.70%	2.83%	10.73%

Equity	DFA Emerging Markets Portfolio (Institutional Class) Dimensional Fund Advisors LP (Investment adviser) and Dimensional Fund Advisors Ltd. and DFA Australia Limited (Subadviser)	0.36%	¹	33.57%	6.59%	9.17%

Equity	DFA US Sustainability Core 1 Portfolio (Institutional Class) Dimensional Fund Advisors LP	0.17%		15.93%	13.43%	14.55%

Equity	Dodge & Cox International Stock Fund (Class I) Dodge & Cox	0.62%		38.71%	11.70%	9.14%

Equity	Invesco Discovery Mid Cap Growth Fund (Class R6) Invesco Advisers, Inc.	0.67%		5.18%	4.16%	11.52%

Equity	iShares Russell Mid-Cap Index Fund (Class K) BlackRock Advisors, LLC (Investment adviser) and BlackRock Fund Advisors (Subadviser)	0.04%		10.48%	8.67%	10.99%

Fixed Income	JPMorgan Core Plus Bond Fund (Class R6) JPMorgan Investment Management Inc.	0.38%	¹	8.06%	0.63%	2.79%

30	Initial Summary Prospectus ∎ TIAA Access

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Equity	JPMorgan Equity Income Fund (Class R6) JPMorgan Investment Management Inc.	0.45%		14.87%	10.92%	11.12%

Equity	JPMorgan Large Cap Growth Fund (Class R6) JPMorgan Investment Management Inc.	0.44%	¹	14.40%	12.97%	18.56%

Equity	JPMorgan Small Cap Value Fund (Class R6) JPMorgan Investment Management Inc.	0.74%	¹	12.41%	9.93%	9.01%

Equity	Lazard International Equity Portfolio (Class R6) Lazard Asset Management LLC	0.80%	¹	33.12%	7.95%	6.82%

Fixed Income	Lord Abbett High Yield Fund (Class R6) Lord Abbett & Co. LLC	0.63%		7.55%	3.61%	5.69%

Specialty	MFS International Diversification Fund (Class R6) Massachusetts Financial Services Company	0.73%	¹	27.96%	6.88%	9.21%

Equity	MFS Mid Cap Growth Fund (Class R6) Massachusetts Financial Services Company	0.65%	¹	3.81%	3.46%	11.52%

Equity	MFS Mid Cap Value Fund (Class R6) Massachusetts Financial Services Company	0.61%	¹	6.49%	10.43%	10.15%

Equity	MFS Value Fund (Class R6) Massachusetts Financial Services Company	0.44%	¹	13.27%	10.20%	10.33%

Equity	Nationwide Geneva Small Cap Growth Fund (Class R6) Nationwide Fund Advisors (Investment adviser) and Geneva Capital Management LLC (Subadviser)	0.82%		-8.26%	1.60%	10.37%

Equity	Nomura Emerging Markets Fund (Class R6) Delaware Management Company (Investment adviser), a series of Nomura Investment Management Business Trust	1.06%	¹	87.21%	10.47%	N/A

Equity	Nomura Small Cap Value Fund (Class R6) Delaware Management Company (Investment adviser), a series of Nomura Investment Management Business Trust	0.71%		8.10%	9.31%	N/A

Equity	Northern World Selection Index Fund (Class K) Northern Trust Investments, Inc.	0.24%		21.02%	12.36%	12.31%

TIAA Access ∎ Initial Summary Prospectus	31

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Fixed Income	NYLI Mackay High Yield Corporate Bond Fund (Class R6) MacKay Shields LLC (Subadviser)	0.57%		7.10%	4.53%	6.14%

Equity	Parnassus Core Equity Fund (Institutional Shares) Parnassus Investments, LLC	0.61%		11.88%	11.64%	13.56%

Equity	Parnassus Mid Cap Fund (Institutional Shares) Parnassus Investments, LLC	0.75%	¹	13.08%	5.22%	9.24%

Equity	Parnassus Mid Cap Growth Fund (Institutional Shares) Parnassus Investments, LLC	0.68%	¹	9.34%	3.67%	9.12%

Equity	Parnassus Value Equity Fund (Institutional Shares) Parnassus Investments, LLC	0.65%	¹	19.32%	11.62%	14.11%

Fixed Income	PGIM Total Return Bond Fund (Class R6) PGIM Investments LLC (Investment Adviser) and PGIM Fixed Income (Subadviser)	0.39%	¹	7.79%	0.14%	3.01%

Equity	T. Rowe Price® Blue Chip Growth Fund (I Class) T. Rowe Price® Associates, Inc.	0.57%		18.94%	11.85%	15.81%

Equity	T. Rowe Price® Large-Cap Growth Fund (I Class) T. Rowe Price® Associates, Inc.	0.55%		17.65%	12.46%	16.91%

Equity	T. Rowe Price® Integrated U.S. Small-Cap Growth Equity Fund (I Class) T. Rowe Price® Associates, Inc.	0.65%		10.32%	5.56%	N/A

Fixed Income	Templeton Global Bond Fund (Class R6) Franklin Advisers, Inc.	0.59%	¹	17.16%	-0.88%	0.33%

Equity	Vanguard® Balanced Index Fund (Admiral Shares) The Vanguard Group, Inc.	0.07%		13.58%	7.75%	9.50%

Equity	Vanguard® Emerging Markets Stock Index Fund (Institutional Plus Shares) The Vanguard Group, Inc.	0.05%		24.82%	4.69%	8.16%

Equity	Vanguard® Equity Income Fund (Admiral Shares) Wellington Management Company, LLP and The Vanguard Group, Inc.	0.17%		17.22%	12.82%	11.73%

32	Initial Summary Prospectus ∎ TIAA Access

Type	Fund and Adviser/Subadviser	Current expenses	Average Annual Total Returns (12/31/25)
			One year	Five year	Ten year

Equity	Vanguard® Explorer Fund (Admiral Shares) ArrowMark Partners; ClearBridge Investments, LLC; Stephens Investment Management Group, LLC; Wellington Management Company, LLP and The Vanguard Group, Inc.	0.28%	7.23%	4.88%	11.47%

Equity	Vanguard® Extended Market Index Fund (Institutional Plus Shares) The Vanguard Group, Inc.	0.04%	11.42%	6.21%	11.03%

Money Market	Vanguard® Federal Money Market Fund (Investor Shares) The Vanguard Group, Inc.	0.11%	4.22%	3.20%	2.14%

Equity	Vanguard® FTSE Social Index Fund (Institutional Shares) The Vanguard Group, Inc.	0.03%	17.31%	13.54%	15.17%

Fixed Income	Vanguard® Inflation-Protected Securities Fund (Admiral Shares) The Vanguard Group, Inc.	0.10%	6.87%	1.03%	2.98%

Equity	Vanguard® Institutional Index Fund (Institutional Plus Shares) The Vanguard Group, Inc.	0.02%	17.86%	14.40%	14.80%

Fixed Income	Vanguard® Intermediate-Term Treasury Fund (Admiral Shares) The Vanguard Group, Inc.	0.10%	7.63%	-0.04%	1.82%

Equity	Vanguard® Mid-Cap Index Fund (Admiral Shares) The Vanguard Group, Inc.	0.05%	11.67%	8.60%	10.91%

Equity	Vanguard® Real Estate Index Fund (Admiral Shares) The Vanguard Group, Inc.	0.13%	3.19%	4.64%	5.14%

Equity	Vanguard® Selected Value Fund (Investor Shares) Cooke & Bieler, LP; Donald Smith & Co., Inc. and Pzena Investment Management, LLC	0.34%	10.98%	12.01%	10.43%

Equity	Vanguard® Small-Cap Index Fund (Admiral Shares) The Vanguard Group, Inc.	0.05%	8.83%	7.34%	10.43%

Equity	Vanguard® Small-Cap Value Index Fund (Institutional Shares) The Vanguard Group, Inc.	0.05%	9.10%	10.57%	10.16%

Fixed Income	Vanguard® Total Bond Market Index Fund (Institutional Plus Shares) The Vanguard Group, Inc.	0.02%	7.17%	-0.40%	2.01%

Fixed Income	Vanguard® Total International Bond Index Fund (Institutional Shares) The Vanguard Group, Inc.	0.03%	3.02%	-0.18%	2.13%

TIAA Access ∎ Initial Summary Prospectus	33

Type	Fund and Adviser/Subadviser	Current expenses		Average Annual Total Returns (12/31/25)
				One year	Five year	Ten year

Equity	Vanguard® Total International Stock Index Fund (Admiral Shares) The Vanguard Group, Inc.	0.09%		32.18%	7.93%	8.51%

Equity	Vanguard® Total Stock Market Index Fund (Admiral Shares) The Vanguard Group, Inc.	0.04%		17.12%	13.06%	14.24%

Equity	Vanguard® Total World Stock Index Fund (Admiral Shares) The Vanguard Group, Inc.	0.09%		22.43%	10.98%	N/A

Money Market	Vanguard® Treasury Money Market Fund (Investor Shares) The Vanguard Group, Inc.	0.07%		4.23%	3.19%	2.13%

Equity	Vanguard® Wellington Fund (Admiral Shares) Wellington Management Company, LLP	0.17%		16.57%	9.37%	10.10%

Fixed Income	Western Asset Core Plus Bond Fund (Class IS) Franklin Templeton Fund Adviser, LLC (Investment adviser) Western Asset Management Company, LLC; Western Asset Management Company Limited in London; Western Asset Management Company Pte. Ltd. in Singapore and Western Asset Management Company Ltd in Japan (Subadviser)	0.41%	[1]	8.01%	-1.81%	2.17%

1 The Fund’s annual expenses reflect temporary fee reductions.

34	Initial Summary Prospectus ∎ TIAA Access

This Summary Prospectus incorporates by reference the TIAA Access Prospectus (“Prospectus”) and Statement of Additional Information (“SAI”) both dated May 1, 2026, as may be amended or supplemented from time to time, and both include additional information.

The Prospectus and SAI are available without charge upon request. To obtain a free copy of the Prospectus and SAI and make inquiries about your Contract, you may visit our website at: www.tiaa.org/access_pro; by calling us toll-free at 800-842-2252; or by writing us at our home office located at 730 Third Avenue, New York, New York 10017-3206 (attention: TIAA Imaging Services).

You may also obtain reports and other information about the Separate Account on the SEC’S website at www.sec.gov and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

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EDGAR Contract Identifier. C000035389	A41190 (5/22)

Printed on paper containing recycled fiber

EDGAR Contract Identifier: C000035389	A41190 (8/26)